Exhibit 10.1
M.D.C. HOLDINGS, INC.
2021 EQUITY INCENTIVE PLAN

SENIOR EXECUTIVE OFFICER
PERFORMANCE SHARE UNIT GRANT AGREEMENT
The Compensation Committee (the “Committee”) of M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), awards performance share units (“PSUs”) under the Company’s 2021 Equity Incentive Plan (the “Plan”) to the Employee named below. This Performance Share Unit Grant Agreement (the “Agreement”) evidences the terms and conditions of the Company’s award and the PSUs constitute “performance based compensation and other stock-based awards” under Sections 9 and 10 of the Plan. This Agreement is effective as of the Award Date set forth below.
A. NOTICE OF AWARD
Name of Employee:
Target Number of Performance Share Units Granted:              (“Target PSUs”)
Award Date:
Performance Period:
Base Period:
Performance Goal:  The award will be earned based upon the Company’s performance, over a three-year period, measured by the Company’s average increased home sales revenues (“Home Sales Revenues”) over the three-year Performance Period, compared to the Base Period, conditioned upon the Company achieving an average gross margin from home sales percentage (excluding impairments) of at least fifteen percent (15%) over the Performance Period (the “Precondition”). If the Precondition is satisfied, the “Performance Goal” will be based upon the Company’s average increased Home Sales Revenues over the three-year Performance Period, compared to the Base Period, as specified below.

The calculation of performance achieved will be as follows:
The sum of Home Sales Revenues for the three-year performance period will be calculated.
The sum will be divided by three to compute the “Average Revenue.”
The Average Revenue will be compared to the Home Sales Revenues for the Base Period to determine the percentage increase.
The resulting percentage will determine whether the Threshold, Target or Maximum amount (described below) has been earned, subject to the satisfaction of the Precondition.

Vesting of PSUs: Subject to the terms of this Agreement, PSUs will vest on [LAM – the Award Date] [DDM – January 1, 2025] (the “Vesting Date”).
Issuance and Delivery: The number of shares to be earned, issued and delivered with respect to vested PSUs will be determined when the Committee has certified (which certification shall be made as soon as reasonably possible after the end of the Performance Period but in no event later than the tenth business day following the filing with the Securities and Exchange Commission (the “SEC”) of the Company’s Form 10-K for the year ended on the last day of the Performance Period) that: (a) the Employee has been in continuous employment with the Company or any Affiliate up to and including the Vesting Date (except as otherwise provided below); (b) the Company has filed its financial statements with the SEC for the Performance Period (to and including, the period ending on the last day of the Performance Period); and (c) the Performance Goal and any other material terms were satisfied, based on a certification the Committee has received from the Company attesting to the satisfaction of the material terms and conditions of this Agreement and the amount of the award that had been earned based upon attainment of the Performance Goal in accordance with the following table:

Threshold	Target	Maximum
Three- year average increase in Home Sales Revenues over the Base Period of at least 5%	Three- year average increase in Home Sales Revenues over the Base Period of at least 10%	Three- year average increase in Home Sales Revenues over the Base Period of at least 20%
50% of Target PSUs	100% of Target PSUs	200% of Target PSUs
The number of PSUs to become payable shall be adjusted to be proportional to the partial performance between Threshold, Target and Maximum amounts. Any fractional PSUs will be rounded down to the nearest whole number. Any portion (or multiple) of the target PSUs that are not vested and become payable pursuant to the provisions of this Agreement will be forfeited and canceled.

B. PERFORMANCE SHARE UNIT GRANT AGREEMENT
1.Award. Subject to the terms and conditions of this Agreement and the Plan, as an inducement to Employee to continue employment with the Company, the Company awards to Employee effective as of the Award Date the number of Target PSUs as set forth in the Notice of Award on the cover page of this Agreement, subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the Plan.

2.Type of Award. This is an award of performance share units.

3.Performance Share Units. Each PSU represents the conditional right to receive one share of the Company’s Common Stock (the “Stock”), subject to the terms and conditions set forth in this Agreement. The number of PSUs that will be actually become payable for the Performance Period will be determined by the level of achievement of the Performance Goal.

4.Requirements for Vesting of PSUs. Except as otherwise provided in Section 5, Section 6, or in the Plan, the PSUs shall vest in accordance with and upon satisfaction of the requirements set forth in Part A (Vesting of PSUs).

5.Termination of Continuous Service. If, prior to the vesting of the PSUs, the Employee’s Service terminates for any reason at any time during the Performance Period, the unvested PSUs shall be automatically forfeited and cancelled upon such termination of Service and the Company shall not have any further obligations to Employee under this Agreement; provided, however, that (a) in the event of death, presumed death, the Employee becoming Totally Disabled (as defined in Section 3(f)(i) of the Employment Agreement with the Company dated October 26, 2020, as amended by the Amendment dated June 28, 2021 (as further amended from time to time, the “Employment Agreement”)), termination of the Employee’s employment by the Company without Cause (as defined in Section 4(a)(ii) of the Employment Agreement) (which includes a non-renewal by the Company of the Employment Agreement for each Additional Term, as defined in Section 2 of the Employment Agreement) or termination by the Employee for Good Reason (as defined in Section 4(a)(iv) of the Employment Agreement), all outstanding unvested PSUs will be fully vested, and/or payable at the maximum level regardless of whether all vesting conditions relating to length of service, attainment of Performance Goals, or otherwise have been satisfied; and (b) in the event of a Retirement (as defined in Section 4(a)(v) of the Employment Agreement) or in the event of a Change in Control (as defined in Section 4(a)(iii) of the Employment Agreement) following which the employment of the Employee is terminated by the Company, with respect to all unvested PSUs that are outstanding on a Termination Date (as defined in Section 4(a)(vi) of the Employment Agreement), the number of shares to be earned, issued and delivered to the Employee, if any, for such outstanding PSUs will be determined at the end of the Performance Periods in which such Retirement or termination of employment following a Change in Control occurs and will be issued and paid to the Employee as though he continued to be employed through the end of the Performance Period.

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7.Leave of Absence. For purposes of the Award, continuous Service does not terminate when Employee goes on a bona fide employee leave of absence that was approved by the Company or an Affiliate in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, Service will be treated as terminating ninety (90) days after Employee went on the approved leave, unless Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends unless Employee immediately returns to active Service. The Committee determines, in its sole discretion, which leaves of absence count for this purpose, and when Service terminates for all purposes under the Plan.

8.Issuance of Shares upon Settlement of PSUs. Except as other provided herein, at the end of the Performance Period, the Employee (or, in the event of the Employee’s death, the Employee’s beneficiary) will be issued and receive one (1) share of Stock for each PSU that is vested and becomes payable under this Award Agreement. Except as provided in Section 5 above, PSUs settled under this Award Agreement are intended to be exempt from Code Section 409A under the exemption for short term deferrals. Accordingly, except as provided in Section 16.10 or Section 17.10 of the Plan, PSUs will be settled in shares of Stock promptly but in no later than the tenth business day following the filing with the SEC of the Company’s Form 10-K for the year ended as of the end of the Performance Period.

9.Tax Withholding. The Company or any Affiliate shall have the right to deduct from payments of any kind otherwise due to Employee, any federal, state, local or foreign taxes of any kind required by law to be withheld upon the issuance, vesting or payment of shares with respect to vested PSUs. The Company may withhold taxes from any payments or shares due to Employee or Employee may deliver a check to the Company. Subject to the prior approval of the Company, which may be withheld by the Company, in its sole discretion, Employee may elect to have shares of Stock withheld or to satisfy the minimum statutory withholding obligations, in whole or in part, by delivering to the Company shares of Stock already owned by Employee (for at least six months or any other minimum period required by the Company). The shares withheld or delivered shall have an aggregate Fair Market Value not in excess of the minimum statutory total tax withholding obligations. The Fair Market Value of the shares used to satisfy the withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined (“Tax Date”). Shares used to satisfy any tax withholding obligation must be vested and cannot be subject to any repurchase, forfeiture, or other similar requirements. Any election must be made prior to the Tax Date, shall be irrevocable, made in writing, signed by Employee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

10.Investment Representations. The Committee may require Employee (or Employee’s estate or heirs) to represent and warrant in writing that the individual is acquiring the shares of Stock for investment and without any present intention to sell or distribute such shares and to make such other representations as are deemed necessary or appropriate by the Company and its counsel.

11.Continued Service. Neither the Award of PSUs nor this Agreement gives Employee the right to continue Service with the Company or its Affiliates in any capacity. The Company and its Affiliates reserve the right to terminate Employee’s Service at any time and for any reason not prohibited by law.

12.Stockholder Rights. Unless and until shares of the Stock are issued to Employee pursuant to this Agreement, the Employee shall have no rights of a stockholder with respect to the shares of Stock reflected by the PSU.

13.Adjustments. The number of PSUs granted under this Agreement shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any Corporate Event. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. In the event of any distribution to the Company’s stockholders of an extraordinary cash dividend or securities of any other entity or other assets (other than ordinary dividends payable in cash or shares of Stock) without receipt of consideration by the Company, the Company shall proportionately adjust the number of PSUs subject to this Agreement. Any fractional amounts will be rounded down to the nearest whole number of PSUs.

14.Additional Requirements. Employee acknowledges that shares of Stock issued with respect to vested PSUs may bear such legends as the Company deems appropriate to comply with applicable federal, state or other securities laws. No shares shall be issued or delivered pursuant to this Agreement unless there shall have been compliance with all applicable requirements of federal, state and other securities laws, all applicable listing requirements of the New York Stock Exchange, if applicable, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. In connection therewith and prior to the issuance of the shares, Employee may be required to deliver to the Company such other documents as may be reasonably necessary to ensure compliance with applicable laws and regulations.

15.Governing Law. The validity and construction of this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive laws of any other jurisdiction.

16.Binding Effect; Entire Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

17.Amendment. The terms and conditions set forth in this Agreement may only be amended by the written consent of the Company and Employee, except to the extent set forth herein or in any other provision set forth in the Plan.

18. 2021 Equity Incentive Plan; Clawback Policy. The Award and shares of Stock reflected by the Award shall be subject to: (a) such additional terms and conditions as may be imposed under the terms of the Plan, a copy of which has been provided to Employee; and (b) the Clawback Recovery Policy adopted by the Company’s Board of Directors on July 24, 2023.

19.Headings; Construction. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

20.Other Employee Benefits. The amount of any compensation deemed to be received by Employee as a result of this Agreement and the issuance of shares of Stock hereunder, shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of Employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), bonus, life insurance or salary continuation plan, except to the extent specifically provided in such separate plan or agreement.

21.Interpretation; Administration. The Committee shall have the full power and authority to administer the terms and conditions of this Agreement, to adopt any procedures, make any determinations, correct any defect, supply any omission or reconcile any inconsistency with respect to the terms and conditions of this Agreement in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee with respect to this Agreement and the PSUs shall be binding and conclusive for all purposes and on all persons.

22.Acceptance. This Agreement is voidable by the Company if the Employee does not accept this Agreement within 30 days after the Agreement is made available, electronically or otherwise, to the Employee by the Company.
Dated: as of the Award Date set forth above.

M.D.C. HOLDINGS, INC.

By:
Its
EMPLOYEE

Signed:

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